UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2022
___________
DIAMONDBACK ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

DE	001-35700	45-4502447
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
500 West Texas
Suite 1200
Midland, TX		79701
(Address of principal executive offices)		(Zip code)
(432) 221-7400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FANG	The Nasdaq Stock Market LLC
(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors

On July 7, 2022, in accordance with the Amended and Restated Certificate of Incorporation, as amended (the “Charter”) and the Second Amended and Restated Bylaws (the “Bylaws”) of Diamondback Energy, Inc. (the “Company”), the Board of Directors of the Company (the “Board”) appointed Rebecca A. Klein and Frank D. Tsuru as members of the Board. As provided in the Charter and the Bylaws, Ms. Klein and Mr. Tsuru will serve until the 2023 Annual Meeting of Stockholders of the Company (“2023 Annual Meeting”), or until she or he is re-elected or her or his successor has been elected and qualified or until her or his earlier death, resignation, removal or disqualification. Following the appointments of Ms. Klein and Mr. Tsuru to the Board, the full Board will consist of ten directors.

Rebecca “Becky” Klein is currently the Principal of Klein Energy, LLC, an energy consulting company based in Austin, Texas. Over the last 25 years, she has worked in Washington, D.C. and in Texas in the energy, telecommunications, and national security arenas. Ms. Klein’s professional experience also includes service with KPMG Consulting (now Deloitte) where she headed the development of the company’s Office of Government Affairs and Industry Relations in Washington, D.C. She also served as a Senior Fellow with Georgetown University’s McDonough School of Business. Ms. Klein was the Chairman of the Public Utility Commission of Texas. She has served as chair of the board of the Lower Colorado River Authority, a public power utility owning generation, transmission, and water services across the central Texas area. In addition, she sits on the boards of Avista Corporation (NYSE: AVA), a publicly traded utility in the Pacific Northwest; GroupNIRE, a privately held company focused on developing energy resources from early-stage technologies to commercial deployment; and Aiqueous, a privately held water and power software company. Ms. Klein also sits on the board of SJW Group (NYSE: SJW), a publicly traded water company which operates in California, Texas, Connecticut, and Maine. She is also the Founder and a director of the Texas Energy Poverty Research Institute. She earned a Juris Doctor from St. Mary’s University School of Law in San Antonio, Texas. Ms. Klein also holds a Master of Arts in National Security Studies from Georgetown University, a Bachelor of Arts in Human Biology from Stanford University, and a Master of Business Administration from MIT. Ms. Klein is a retired Lieutenant Colonel with the U.S. Air Force Reserve. She is a member of the State Bar of Texas. Ms. Klein qualifies as an independent director under the Nasdaq listing standards.

Frank Tsuru currently serves as Chief Executive Officer and as a member of the Board of Directors of Momentum Midstream, LLC, a privately held midstream company, which he cofounded in 2004. From 2016 through 2021, Mr. Tsuru served as the Chief Executive Officer and as a member of the Board of Directors of Indigo Natural Resources, LLC, which was acquired by Southwestern Energy Company in 2021. In 2002, Mr. Tsuru founded Aka Energy, which was a midstream company focused on acquiring midstream assets off of the Southern Ute Indian Tribe (SUIT) Reservation. Prior to that, Mr. Tsuru ran SUIT’s midstream company, Red Cedar Gathering, from 1995 to 2002. In 1990, Mr. Tsuru founded Southwestern Production, an upstream company focused on coal bed methane development in the San Juan Basin, which was sold to ConocoPhillips. He began his career as a drilling and production engineer for TXO Production Corp. in Denver, Colorado where he was part of the team that evaluated the company’s reserves and provided mergers and acquisitions support. Mr. Tsuru holds a Bachelor of Science degree in Petroleum Engineering from the University of Kansas. He serves on the Board of Trustees of KU Endowment. Mr. Tsuru also sits on the boards of the Boy Scouts of America and the Yellowstone Academy, a private Christian school. Mr. Tsuru qualifies as an independent director under the Nasdaq listing standards.

As non-employee directors, each of Ms. Klein and Mr. Tsuru will receive the annual compensation offered to all of the Company’s non-employee directors for services on the Board, as disclosed in the Company’s Definitive Proxy Statement on Schedule 14A, filed by the Company with the Securities and Exchange Commission on April 28, 2022, which annual compensation will be prorated for the service period beginning in July 2022 and ending on the first anniversary date of the Company’s 2022 annual meeting of stockholders or, if earlier to occur, the date of the 2023 Annual Meeting. Each of Ms. Klein and Mr. Tsuru will be designated to committees of the Board at a future Board meeting.

The Company agreed to enter into an indemnification agreement with each of Ms. Klein and Mr. Tsuru in a form consistent with the indemnification agreements entered into with the Company’s other non-employee directors.

Item 7.01. Regulation FD Disclosure.

On July 11, 2022, the Company issued a press release announcing the matters described in Item 5.02 above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1*	Press Release, dated July 11, 2022, entitled “Diamondback Energy, Inc. Announces Appointments to the Board of Directors.”
104	Cover Page Interactive Data File (formatted as Inline XBRL).

*	Filed herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIAMONDBACK ENERGY, INC.

Date:	July 11, 2022
		By:	/s/ Teresa L. Dick
		Name:	Teresa L. Dick
		Title:	Executive Vice President, Chief Accounting Officer and Assistant Secretary